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Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. Nos. 333-52514, 333-74339 and 333-128592 on Form S-8 of our report, dated August 6, 2008, appearing in this Annual Report on Form 10-K of Isonics Corporation for the year ended April 30, 2008.

/s/ Hein & Associates LLP

Denver, Colorado
August 6, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM